UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 1, 2004

American Financial Realty Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-31678	020604479
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1725 The Fairway, Jenkintown, Pennsylvania		19046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-887-2280

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 9.01. Financial Statements and Exhibits.

Explanatory Note

The Registrant hereby amends its Report on Form 8-K, filed with the Securities and Exchange Commission on October 7, 2004, to update and file the financial statements and pro forma financial information required by Item 9.01 of Form 8-K.

(a) Financial statements of businesses acquired.

With respect to the Bank of America transaction we reported in our Form 8-K filed on October 7, 2004, we hereby furnish the following financial statements (incorporated by reference from Item 9.01 in the Form 8-K filed by the Company on November 3, 2004):

• an audited combined statement of revenues and certain expenses and related notes for the year ended December 31, 2003 for the 2004 Bank of America Specifically Tailored Transaction and the 2004 Fleet Specifically Tailored Tansaction, together the Bank of America Specifically Tailored Transaction II.

(b) Pro forma financial information.

With respect to the Bank of America transaction we reported in our Form 8-K filed on October 7, 2004, we hereby furnish the following pro forma financial information (incorporated by reference from Item 9.01 in the Form 8-K filed by the Company on November 3, 2004):

• an unaudited pro forma consolidated balance sheet as of June 30, 2004 and unaudited pro forma consolidated statements of operations for the six months ended June 30, 2004 and year ended December 31, 2003, adjusted to give effect to the Bank of America Specifically Tailored Transaction II.

(c) Exhibits.

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Financial Realty Trust

November 3, 2004	By:	/s/ Edward J. Matey Jr.

Name: Edward J. Matey Jr.
Title: Senior Vice President and General Counsel